EXHIBIT 10.40




EXECUTION COPY








                              Dated April 26, 2001




                       ELAN TRANSDERMAL TECHNOLOGIES, INC.




                                       AND




                            PAR PHARMACEUTICAL, INC.




                          LICENSE AND SUPPLY AGREEMENT





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                                    CONTENTS

Clause I               Preliminary

Clause 2               The License

Clause 3               Intellectual Property

Clause 4               Competing Products

Clause 5               Registration Of The Product

Clause 6               Marketing And Promotion Of The Product

Clause 7               Supply Of The Product

Clause 8               Financial Provisions

Clause 9               Payments, Reports And Audits

Clause 10              Duration And Termination

Clause 11              Warranty And Indemnity

Clause 12              Customer Complaints, Product Recall And Insurance

Clause 13              Miscellaneous Provisions

Schedule 1             Product

Schedule 2             Product Manufacturing Cost

Schedule 3             Complaint Handling Procedures


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THIS AGREEMENT is made on April 26, 2001.

BETWEEN:

(1) ELAN TRANSDERMAL TECHNOLOGIES, INC., a company organized under the laws of Florida, with offices at 3250 Commerce Parkway, Miramar, Florida 33025, United States of America ("Elan"); and

(2) PAR PHARMACEUTICAL, INC., a company organized under the laws of New Jersey, with offices at One Ram Ridge Road, Spring Valley, New York 10977, United States of America ("Par").

RECITALS:

A. Elan is beneficially entitled to the use of various information, including the Elan Know-How, in relation to the development and production of drug specific dosage forms for pharmaceutical products and processes.

B. Elan is knowledgeable in the development of drug specific oral and transdermal dosage forms and has developed a unique range of delivery systems designed to provide newer and better formulations of medicaments.

C. Elan is prepared to grant Par an exclusive license of the Elan Know-How to package, import, use, offer for sale and sell the Product in the Territory and to supply the Product to Par.

D. Elan and Par are desirous of entering into an agreement to give effect to the arrangements described at Recital C.

NOW IT IS HEREBY AGREED AS FOLLOWS:

                             CLAUSE 1 - PRELIMINARY

1.1.     DEFINITIONS:  In this Agreement unless the context otherwise requires:

         AB RATEABLE shall have the meaning as defined and accepted by the FDA.

         AFFILIATE shall mean any corporation or entity controlling or controlled or under common control with Elan or Par, as the case may be. For the purposes of this Agreement, "control" shall mean the direct or indirect ownership of more than 50% of the issued voting shares or other voting rights of the subject entity to elect directors.

         cGCP, cGMP, cGLP shall mean respectively current Good Clinical Practice, current Good Manufacturing Practice and current Good Laboratory Practice as defined in the US Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, as may be amended from time to time.



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         CFR shall mean the US Code of Federal  Regulations  21, as amended from time to time.

         CMC SECTION shall mean the chemistry, manufacturing, and controls section of the Regulatory Filing, as defined in the CFR, as may be amended from time to time, and/or its equivalent in other Regulatory Filings.

         COMPETING PRODUCT shall mean a product AB Rateable to the Product, but shall exclude Clonidine marketed by Boehringer Ingelheim.

         DATE FOR LAUNCH shall mean the date on which Par is obliged to effect full commercial launch of the Product in the Territory pursuant to Clause 6.7.

         DMF shall mean Drug Master File, as defined in the CFR.

         EFFECTIVE DATE shall mean the date on which this Agreement is signed by the last of the Parties to do so.

         ELAN shall mean Elan Transdermal Technologies, Inc. and Affiliates and subsidiaries of Elan Corporation, plc. within the division of Elan Corporation, plc. carrying on business as Elan Pharmaceutical Technologies. For the avoidance of doubt, "Elan" shall exclude the Excluded Entities.

         ELAN KNOW-HOW shall mean all knowledge, information, trade secrets, data and expertise which is not generally known to the public, owned by Elan, or to which Elan has rights under the terms of a license or licenses in force on the Effective Date which permit(s) disclosure of same to Par relating to the Product, whether or not covered by any patent, copyright, design patent, trademark, trade secret or other industrial or any intellectual property rights.

         In the event that Elan acquires or merges with a third party entity, Elan Know-How shall not include any know-how to the extent that such know-how relates to a product containing the same active ingredient as the Product which has been approved for marketing or is in development by the said third party entity at the time of such acquisition or merger. For the avoidance of doubt, the occurrence of any such acquisition or merger shall not affect the license of the Elan Know-How granted to Par hereunder.

         EXCLUDED ENTITIES shall mean The Liposome Company, Inc. and its subsidiaries; Athena Neurosciences Finance LLC; Axogen Limited and Neuralab Limited; Dura Pharmaceuticals, Inc. and its subsidiaries; Elan Pharmaceuticals Research Corporation and its subsidiaries; and Affiliates (present or future) of Elan Corporation, plc. within the division of Elan Corporation, plc. carrying on business as Elan Pharmaceuticals which incorporates, inter alia, EPIL (only to the extent that it is the owner of patents, know-how or other intellectual property or technology invented and/or developed within the division of Elan Corp carrying on business as Elan Pharmaceuticals), Athena Diagnostics, Inc., Athena Neurosciences, Inc., Elan Diagnostics, Inc., Elan Pharmaceuticals, Inc. and Elan Europe Limited and its subsidiaries.



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

         FDA shall mean the United States Food and Drug Administration or any other successor agency whose approval is necessary to market the Product in the Territory.

         FDA APPROVAL shall mean the final approval to market the Product in the Territory (notwithstanding that such approval may be subject to expiration of the 30 month Waxman Hatch patent stay) including post approval validation and scale up inspection and any other approval which is required to launch the Product in the normal course of business.

         FOB shall have the same meaning as such term is defined in the ICC Incoterms, 1990, International Rules for the Interpretation of Trade Terms, ICC Publication No. 460.

         FIRST COMMERCIAL SALE shall mean the first sale under this Agreement in an arm's length transaction to an independent third party. Par will provide Elan with written notice of the date of the same.

         IN MARKET shall mean the sale of the Product in the Territory by Par or its Affiliates, or where applicable by a permitted sub-licensee or distributor, to an unaffiliated third party, including but not limited to a wholesaler, chain store, distributor, managed care organization, hospital or pharmacy.

         LAUNCH STOCKS shall mean [****************].

         MARKETING COMMITTEE shall have the meaning set forth in Clause 6.1.

         NET SALES PRICE ("NSP") shall mean in the case of Product sold by Par or an Affiliate or a permitted sub-licensee, that sum determined by deducting from the aggregate gross [***************] proceeds billed for the Product by Par or, its Affiliate or a permitted sub-licensee, as the case may be, in accordance with Elan's standard accounting principles, a maximum deduction of [***************] to cover the following:

         (a) customs duties or other taxes (excluding income or corporation tax), directly related to the sale of the Product which are paid by Par or its Affiliate or permitted sub-licensees as the case may be;

         (b) a discount from the gross sales proceeds to cover such normal costs as are incurred by Par or its Affiliates or permitted sub-licensees, as the case may be, in respect of transport, shipping insurance, returns, discounts or expenses rebates directly related to the sale of the Product.

         PAR shall mean Par Pharmaceutical, Inc. and any of its Affiliates.

         PAR TRADEMARK shall mean the trademark(s) of Par to be applied to the Product.

         PARTY shall mean Elan or Par as the case may be. Parties shall mean Elan and Par.

         PRODUCT shall mean [****************].



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

         PRODUCT MANUFACTURING COST shall mean [****************].

         PRODUCT SPECIFICATIONS shall mean the specifications set forth in the Regulatory Filings, the specifications set forth in the Agreement, and such specifications as may from time to time be established by the applicable regulatory authorities, including without limitation, cGCPs, cGMPs and cGLPs, and such additional specifications for the Product as may be agreed by the Parties in writing.

         PROFIT shall mean [****************].

         REGULATORY FILING shall include, but shall not be limited to, an abbreviated new drug application ("ANDA"), a new drug application ("NDA") or any other application acceptable to the FDA for marketing approval for the Product, which Elan will file in the Territory, including any supplements or amendments thereto.

         TECHNOLOGICAL COMPETITOR shall mean a company or corporation having a substantial part of its business in the oral or transdermal drug delivery, research, development and manufacturing areas of the pharmaceutical industry, with a market capitalization of at least $100 million, in the case of a publicly-held company, or at least $75 million of annual revenues, in the case of a privately-held company.

         TERRITORY shall mean the United States of America, its territories and possessions.

         $ shall mean United States Dollars.

         US OR USA shall mean the United States of America.

1.2.     Interpretation: In this Agreement:

         1.2.1. the singular includes the plural and vice versa, the masculine includes the feminine and vice versa and references to natural persons include corporate bodies, partnerships and vice versa.

         1.2.2. any reference to a Clause or Schedule, unless otherwise specifically provided, shall be respectively to a Clause or Schedule of this Agreement.

         1.2.3. the headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.

                             CLAUSE 2 - THE LICENSE

2.1.     LICENSE TO PAR:

         2.1.1. Subject to the terms of this Agreement, Elan hereby grants to Par and Par hereby accepts for the term of this Agreement an exclusive license of the Elan Know-How to package, use, offer for sale and sell the Product in the Territory.



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

         2.1.2. Elan shall possess all rights including, without limitation, the right to research, develop, experiment with, manufacture, sell, license or otherwise market the Product outside the Territory.

         2.2.     Sub-licensing by Par:

         2.2.1. Par shall be entitled, subject to the prior written consent of Elan, which shall not be unreasonably withheld or delayed, to grant sub-licenses to package, import, use, offer for sale and sell the Product in the Territory, provided that Par shall not grant a sub-license to a Technological Competitor of Elan.

         2.2.2. Any sub-license granted hereunder shall be in the same terms mutatis mutandis as the terms of this Agreement insofar as they are applicable, but excluding the right to grant a sub-license.

         2.2.3. For the avoidance of doubt, Par shall ensure that Elan shall have the same rights of audit and inspection vis-a-vis a sub-licensee, as Elan has pursuant to this Agreement concerning Par.

         2.2.4. Par shall be liable to Elan for all acts and omissions of any sub-licensee as though such acts and omissions were by Par and Par shall provide the indemnity to Elan outlined in Clause 11.7.

         2.2.5. Where a sub-license has been granted under Clause 2.2.1, such sub-license shall automatically terminate if this Agreement terminates for the country or countries covered by the sub-license.

         2.2.6. Par shall undertake to protect the confidentiality of Elan's formulation, engineering and manufacturing processes for the Product in its dealings with permitted sub-licensees and shall not disclose any information from the CMC Section and/or the DMF, as applicable, to any third party, including a permitted sub-licensee, without the prior written consent of Elan, which consent shall not be unreasonably withheld or delayed. Par shall include confidentiality provisions in any permitted sub-license with the same obligations as are set out in the confidentiality provisions of this Agreement.

         2.2.7. For the avoidance of doubt:

                  (1)      the  parties  agree  that  any  sub-license   granted
                           pursuant to this Clause 2.2 shall not be capable of surviving the termination of this Agreement; and

                  (2) In Market sales of the Product by the sub-licensee shall be included in calculating NSP for the purposes of this Agreement.



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                        CLAUSE 3 - INTELLECTUAL PROPERTY

3.1.     OWNERSHIP OF ELAN KNOW-HOW:

         3.1.1.   Elan shall remain the sole owner of the Elan Know-How.

         3.1.2. Elan shall be entitled to use the Elan Know-How, and all technical and clinical data whether generated by Elan or Par pursuant to this Agreement in connection with Elan's other commercial arrangements outside the Territory and, following termination of this Agreement, in the Territory.

3.2.     INFRINGEMENTS

         3.2.1. Par and Elan shall promptly inform the other in writing of any alleged infringement of which it shall become aware by the Product of a third party's patent rights ("Defense Infringement") or of any alleged infringement by a third party of any rights within the Elan Know-How ("Enforcement
                  Infringement"). The Party with such knowledge shall provide the other Party with any available evidence of alleged infringement. Elan shall thereafter be entitled to conduct the defense of such claim (in its own name and/or that of Par) or, as the case may be, to institute and carry on proceedings (in its own name and/or that of Par) to prevent or cease any infringement or unauthorized use. In the event that Elan decides in writing that it does not wish to institute such enforcement proceedings, or as the case may be conduct such defense, Par may at its option elect to do so instead of Elan.

         3.2.2. In the event of any alleged Defense Infringement, Elan and Par shall share equally the cost of any patent review. If such third party institutes proceedings against Par and/or Elan jointly or separately, the Parties shall share equally the litigation expenses in defending such an action (including the reasonable legal costs and expenses incurred by a Party who elects to have separate legal representation), including reasonable attorney fees, experts' fees, etc.

         3.2.3. Par shall bear all and any liability to one or more third parties for patent infringement (including a court order for a lump sum, ongoing royalties or a settlement) and shall indemnify and keep indemnified Elan against any claim or order made against Par or Elan in respect of the same.

         3.2.4. In each case where only one of the Parties ("THE LITIGATING PARTY") is a party to proceedings, whether in respect of an alleged Enforcement Infringement or an alleged Defense Infringement, the litigating party shall provide to the other Party ("THE NON-LITIGATING PARTY"):

                  (i)      updates as to its progress on a regular basis; and

                  (ii) such other information concerning the litigation as the non-litigating party may reasonably request, subject always to the non-litigating party having provided undertakings as to confidentiality and the non-waiver of privilege to the reasonable satisfaction of the litigating party.

                  PROVIDED THAT the litigating party shall be under no obligation to disclose to the non-litigating party any advice of outside attorneys. Furthermore the litigating party shall


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                  discuss  litigation  strategy  at  reasonable  times  with the non-litigating party (but shall not be bound to follow any recommendation of the non-litigating party) and shall keep the non-litigating party informed of any actual or proposed change in outside counsel used in respect of the said litigation.

         3.2.5. The non-litigating party shall provide all reasonable co-operation in the litigation, including without limitation Product technical expertise to the other Party to support any Defense Infringement litigation or Enforcement Infringement litigation (including complying with requests for orders for discovery and depositions). Any expenses incurred by Elan or Par in providing such Product technical expertise shall be included in the total patent review and legal expenses, in accordance with Clause 3.2.2.

         3.2.6. Costs which are shared pursuant to this Clause 3.2 shall be paid in the first instance by Elan. Par shall pay its share of such costs to Elan as and when sufficient Profit becomes available to it to discharge such share PROVIDED THAT in the event of (i) the termination of this Agreement, howsoever arising; or (ii) Par not having effected full scale commercial launch of the Product in the Territory on or before the Date For Launch (whether or not Elan exercises its right of termination in respect of the same), the entire balance of Par's share of such costs shall become immediately due and payable.

         3.2.7. Elan confirms that to the best of its knowledge and belief, the Product does not infringe patent number [****************] as listed in the Orange Book.

3.3.     TRADEMARKS

         3.3.1. Par may market, sell and/or distribute the Product under any trademark or trademarks and trade dress as Par or its customers may from time to time select. Such trademarks shall remain the sole property of Par or its customers as the case may be, and Elan shall not use any such trademark(s) whether during the term or thereafter, without the prior written consent of Par.

         3.3.2. For the term of this Agreement Par shall grant Elan a royalty-free license to the applicable Par Trademarks solely to enable Elan to fulfill its obligations pursuant to the terms of this Agreement.

                          CLAUSE 4 - COMPETING PRODUCTS

Par shall not develop, market or sell any Competing Product in the Territory during the term of the Agreement (and for one year after the termination of this Agreement if the Agreement is terminated due to Par's default of its obligations hereunder beyond any applicable cure period).

                     CLAUSE 5 - REGISTRATION OF THE PRODUCT

5.1. Elan shall be responsible for the compilation and filing of the Regulatory Filings in respect of the Product with the FDA and shall be


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         the holder of any FDA  Approvals  granted for the Product and the Party principally responsible for interaction with the FDA.

5.2. Elan shall notify Par of the date of submission of any Regulatory Filing for the Product in the Territory and shall also notify Par in writing of the FDA Approval as soon as is reasonably possible following said FDA Approval. Elan shall notify Par in writing as soon as possible of any notification received by Elan from the FDA to conduct an inspection of its manufacturing, clinical or other facilities as directly related to the Product. Copies of all correspondence with the FDA with respect to the Product post its acceptance for filing shall be provided to the other Party; such correspondence shall be subject to redaction by Elan to the extent that such correspondence relates to the confidential portions of the CMC Section relating to formulation and manufacturing processes. On or after the date of First Commercial Sale, Elan shall provide Par with a status update with regard to any audit or inspection conducted by FDA which relates directly to the Product.

5.3. Par shall be responsible for obtaining all applicable state and local regulatory approvals for the distribution of the Product in the Territory. Elan shall co-operate with Par in obtaining such approvals.

5.4. It is hereby acknowledged that there are inherent uncertainties involved in the registration of pharmaceutical products with the FDA in relation to achieving the Product Specifications and obtaining the FDA Approval and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration outlined in this Agreement.

                CLAUSE 6 - MARKETING AND PROMOTION OF THE PRODUCT

6.1. No later than January 2002 the Parties shall establish a Marketing Committee consisting of at least one representative from each Party who shall act as liaison between the Parties to ensure that Elan is up to date on the prevailing market conditions and Par's efforts at marketing and selling the Product. Within 90 days of the Regulatory Filing in the Territory with respect to the Product, Par will outline to Elan the structure of the promotional activities to be carried out by Par for the period up to the First Commercial Sale of the Product and for a period of I year thereafter. Par shall both prior to and subsequent to the launch of the Product communicate with Elan regarding its objectives for and performance of such Product in the Territory. At such meetings, Par shall report on the ongoing sales performance of the Product in the Territory, including marketing approaches, educational campaigns, promotional and advertising materials and campaigns, sales plans and results, performance against competitors, its objectives for the Product and its plans for the next year of the Agreement. In addition the Marketing Committee shall review the quarterly royalty statements.

6.2. Unless otherwise agreed by the Parties, the Marketing Committee shall meet at least once each calendar quarter, such meetings to continue until 2 years after launch of the last Product or such later time as may be agreed. Thereafter, the Parties shall meet on an annual basis. The Marketing Committee shall meet alternately at the offices of Elan


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

         and Par or as otherwise agreed by the Parties. Each Party shall bear the cost of its own travel expenses.

6.3. Par shall control and shall be responsible for all decisions regarding the pricing policies and strategies with respect to the marketing and sales of the Product. Par shall control the format of the promotional campaign to be submitted to the FDA, but shall inform Elan thereof and provide to Elan a copy of each such promotional material for submission, at latest concurrent with its submission to the FDA. Par shall use reasonable efforts to obtain approval by the FDA of the promotional campaign for the Product and will provide to Elan any FDA correspondence thereto.

6.4. Par shall use reasonable efforts consistent with its normal business practices to market and promote the Product throughout the Territory to all appropriate classes of trade and in doing so, shall use the same level of effort as with other similar products of similar sales potential which it markets.

6.5. Par shall submit layout and designs for all trade packaging, cartons and labels and other printed materials to Elan at least 6 months prior to First Commercial Sale of the Product. Elan shall provide label and insert copy in the Regulatory Filing to the FDA in accordance with current FDA requirements. To the extent permitted by law, such materials shall include due acknowledgment that the Product is developed and manufactured by Elan. Such acknowledgment shall take into consideration regulatory requirements and Par's commercial requirements.

6.6. The Party responsible for packaging the Product shall mark or have marked all relevant patent number(s) (if any) on all relevant packaging and labelling of the Product, subject to FDA control and regulations of all packaging copy, or otherwise reasonably communicate to the trade the existence of any patents of Elan for the Territory in such a manner as to ensure compliance with, and enforceability under, applicable laws in the Territory.

6.7. Par shall effect the full scale commercial launch of the Product in the Territory as expeditiously as practical when allowed by law, subject to the receipt of Launch Stocks of the Product, PROVIDED THAT

         6.7.1. Par shall not be required to launch the Product during a period in which Par would be at material risk of liability in damages arising from litigation instigated by Boehringer Ingelheim to enforce patent number [****************] as listed in the Orange Book or any equivalent patent; provided that notwithstanding such risk or litigation Par shall effect such launch not later than the later of (a) 3 May 2002; and (b) thirty (30) days after FDA Approval;

         6.7.2. Par shall not be required to launch the Product during a period in which Par would be at material risk of liability in damages arising from litigation instigated to enforce any patent other than that numbered [****************] as listed in the Orange Book or any equivalent thereof; and



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

         6.7.3. in no circumstances shall Par delay launch solely as a means of reducing the license fees payable under Clause 8.5.

6.8. Par warrants that it shall not use the Product as a "loss leader" in its marketing programs and shall at all times use its reasonable efforts in marketing the Product.

                        CLAUSE 7 - SUPPLY OF THE PRODUCT

7.1. Save as otherwise provided in this Agreement, Elan shall produce and supply to Par on an exclusive basis its entire requirements of the Product for the Territory. Elan shall be the sole and exclusive supplier of the Product to Par in the Territory. Par shall purchase the Product exclusively from Elan in the Territory.

7.2. Elan shall deliver the Product to Par and/or any party designated by Par in proper packaging so as to permit safe storage and transport.

7.3. Product shall be manufactured by Elan in FDA approved manufacturing facilities containing active ingredients listed in the DMF from FDA approved facilities.

7.4. Within 120 days following the submission of the Regulatory Filing to the FDA, Par shall provide Elan with a forecast of Par's requirements for the Product for the 12 month period following the anticipated FDA Approval. The said forecast shall be updated monthly until the date on which Par places a firm order for Launch Stocks. Except as otherwise provided herein, all forecasts made hereunder shall be made to assist Elan in planning its production and Par in planning marketing and sales. Such forecasts shall not be binding purchase orders, and shall be without prejudice to Par's subsequent firm purchase orders for the Product in accordance with the terms of this Agreement.

7.5. The Parties shall negotiate in good faith as to the quantities of Launch Stocks. Par shall place a firm order for Launch Stocks not later than one hundred and fifty (150) days before the date on which it intends to launch the Product. Par shall in any event be responsible for ensuring that it has placed a firm order for Launch Stocks not later than one hundred and fifty (150) days before the Date For Launch (notwithstanding that such date may not be capable of determination at the time for the order). However, for the avoidance of doubt, the Parties hereby confirm that Elan's manufacturing obligations shall only arise on receipt of firm purchase orders.

7.6. Elan shall use its reasonable efforts to deliver the Product to Par within 120 days of the receipt of a firm purchase order therefor (150 days in the case of Launch Stocks).

7.7. Upon placing a firm order for Launch Stocks and on or before the 23rd day of each calendar month thereafter, Par shall provide a rolling 12 month forecast for the period beginning on the first day of the relevant calendar month. The first four calendar months of such 12 months' forecast shall be a binding purchase commitment of Par and shall be formalized by a firm purchase order from Par to Elan.

7.8. Elan shall make appropriate manufacturing arrangements in order to be able to supply Par with between 80% and 120% of the rolling annual forecasted requirements provided by Par for the Product.

7.9. Elan will use its reasonable efforts to fulfill Par's requirements in excess of 120% of forecasted amounts, but shall not be obliged to meet such requirements if it is not reasonably practicable to do so provided that Elan shall supply the Product so ordered as soon thereafter as reasonably practicable.

7.10. Elan shall advise Par of a minimum batch size for the manufacture and supply of each dosage strength of Product.

7.11. Save as otherwise agreed between the Parties, delivery of consignments of Product shall be effected by Elan FOB Miramar, Florida, or such other manufacturing facility(ies) designated by Elan and all risks therein shall pass to Par when each such consignment of the Product is loaded onto the vehicle of Par's agent on which it is to be dispatched from the manufacturing facility designated by Elan.

7.12. After receipt of a Product shipment, Par shall visually inspect the Product shipment and communicate rejection of all or part of such shipment as appropriate to Elan in writing. The Parties agree that Par's visual inspection consists of (i) comparing the applicable order against the documentation accompanying the shipment to verify that the delivery date, identity, quantity and exterior shipment labelling comply with the order and (ii) visually inspecting the exterior of the Product shipment to verify that the shipment appears to be in good condition. Elan is to provide Par with a copy of a fully executed Certificate of Analysis for each batch of Product shipped to Par. All claims for failure of any delivery of the Product to conform to Product Specifications under Clause 11 shall be made by Par to Elan in writing within 45 days following delivery except in the case of defects not identifiable upon visual inspection. Claims for defects not discovered during the visual inspection as set out above, shall be made by Par to Elan in writing within 30 days of discovery. Failure to make timely claims in the manner prescribed shall constitute acceptance of the delivery.

7.13. Product which has been delivered and which Par notifies Elan within the period designated in Clause 7.12. does not conform to the Product Specifications shall be replaced at Elan's cost within 90 days of the receipt by Elan of the failed Product except where such non-conformity is due to the negligent acts or omissions of Par.

7.14. In the event of an unresolved dispute as to conformity in all material respects of the Product with Product Specifications, the Parties shall within 30 days appoint an independent laboratory to undertake the relevant testing and its findings shall be conclusive and binding upon the Parties. All costs relating to this process shall be borne solely by the unsuccessful Party. In the event that the Product is shown to have complied with the Product Specifications or that the failure to do so is attributable to the negligent acts or omissions of Par, Par shall promptly pay Elan for the additional Product supplied.

                         CLAUSE 8 - FINANCIAL PROVISIONS

8.1.     REGULATORY MANAGEMENT FEE

         In consideration of Elan's undertaking in Clause 5.1 hereof, Par shall pay to Elan a monthly payment of [************] for each of the next [************] to support required interaction by Elan with FDA for compilation and filing of the Regulatory Filings and regulated management activities, the first of which such payments shall be due on the date of acceptance of Elan's application for Regulatory Filing for the Product by the FDA.

8.2.     MILESTONE PAYMENT

         Par shall pay to Elan a milestone payment of $1,000,000 [one million dollars] upon the grant of FDA Approval, subject to adjustment in accordance with Clause 8.5.

8.3.     PRICE OF PRODUCT:

         8.3.1. Elan shall supply the Product to Par at Product Manufacturing Cost in accordance with the terms of this Agreement.

         8.3.2. Subject to the following paragraph, the Product Manufacturing Cost of the Product may be reviewed by Elan once per annum and may be adjusted for the following calendar year reflecting actual changes in direct manufacturing expenses. Elan shall provide Par with written notice of any such increase in the Product Manufacturing Cost 60 days before the end of each calendar year to take effect in the following calendar year.

         8.3.3. Any increases or decreases in the cost of the active ingredient or any other components used in the Product in excess of 3% from the then current base are to be passed on in the Product Manufacturing Cost manufactured from the effective date of use of such active ingredient or any other component.

         8.3.4. Payment for all Product delivered from Elan's manufacturing facility to Par shall be effected in U.S. Dollars ($) within thirty (30) days of the date of the delivery of the Product FOB the applicable Elan manufacturing facility.

8.4.     ALLOCATION

         8.4.1.   [****************]

         8.4.2. Within four weeks of the end of each calendar quarter, Par shall notify Elan of the NSP of Product for that previous calendar quarter. Payments shown by each calendar quarter report to have accrued but which have not yet been paid shall be included in calculating the NSP for that quarter.

         8.4.3. Payment of Profit shall be made once in each calendar quarter within 45 days after the expiry of the relevant calendar quarter.

         8.4.4.   All payments due hereunder shall be made in U.S. Dollars.

         8.4.5. In the event that Par or any Affiliate of Par shall sell the Product together with other products of Par to third parties (by the method commonly known in the pharmaceutical industry as "bundling"), Par shall not conduct such bundling in such a manner as to discount the Product at a greater proportion than the other products bundled by Par.

8.5.     ADJUSTMENT

         8.5.1.   In this Clause 8.5:

                  "Period of Exclusivity" means the period (if any) beginning on the Relevant Date and ending on the later of (a) the last day of any period of exclusivity granted to Elan under the terms of the FDA Approval; or (b) the date on which a Competing Product becomes actually available in the market for delivery and onward sale (whether or not exclusivity has been granted under the terms of the FDA Approval for all of such period or at all); and

                  "Relevant Date" means the earlier of (a) the Date For Launch and (b) the date on which Par in fact effects a fall scale commercial launch of the Product in the Territory.

         8.5.2. In the event of there being a Period of Exclusivity, in addition to the payments set out above, Par shall pay to Elan additional milestone payments in respect of the period referred to in the first column of the table appearing below equal to the sum in the corresponding second column. For the avoidance of doubt, such payments are cumulative and not alternative, but each shall only be payable where the whole of the period referred to falls within the Period of Exclusivity.

                 ---------------------------- ----------------------------------
                 PERIOD                       ADDITIONAL MILESTONE PAYMENT
                 ---------------------------- ----------------------------------
                 30 days beginning on the     $1,000,000 [one million dollars]
                 Relevant Date
                 ---------------------------- ----------------------------------
                 60 days beginning 30 days    $1,000,000 [one million dollars]
                 after the Relevant Date
                 ---------------------------- ----------------------------------
                 90 days beginning 90 days    $1,000,000 [one million dollars]
                 after the Relevant Date
                 ---------------------------- ----------------------------------

         8.5.3.   A payment referred to in Clause 8.5.2 shall be due:

                  (a) if the period in question falls within the Period of Exclusivity solely by reason of exclusivity granted to Elan under the terms of the FDA Approval, on the Relevant Date;

                  (b) in each other case, within fourteen (14) days of the last day of the period in question.

         8.5.4. In the event that there is a Period of Exclusivity, then in addition to the payments due to Elan under Clause 8.5.2, the royalty payable to Elan under Clause 8.4 shall be increased as follows:

                  8.5.4.1 if the Period of Exclusivity is not less than [****************] days but less than
                           [****************]     days    in    duration,     to
                           [****************] for the duration of the Period of Exclusivity (after the end of which such increase shall lapse);

                  8.5.4.2. if  the  Period  of  Exclusivity  is  not  less  than
                           [****************]     days    in    duration,     to
                           [****************] for the entire term of this Agreement.

8.6.     FURTHER ADJUSTMENT

         8.6.1. Where in a period in respect of which an additional milestone payment is payable under Clause 8.5.2:

                  (a) Par is unable in all or part of that period to sell the Product by reason of Elan's failure to supply Product confirming to its Specification or at all (other than in circumstances of force majeure as described in Clause 13.5) or by reason of action taken by the FDA to restrain such sale; and

                  (b)      such  inability  to  sell  causes   demonstrable  and
                           material  harm  to  Par's  commercial   interests  in
                           respect of the Product -

                  each additional milestone payment paid or payable under Clause
                  8.5.2 shall be reduced on a pro rata basis (or as the case may be eliminated) having regard to the proportion of the period in respect of which such payment is payable in which the circumstances set out in paragraphs (a) and (b) apply.

         8.6.2. For the avoidance of doubt, the reduction or elimination of the additional milestone payment as provided for in Clause
                  8.6.1 shall be Par's sole remedy in respect of the consequences of the circumstances described in paragraph (a) of that Clause.



                     CLAUSE 9 - PAYMENTS, REPORTS AND AUDITS

9.1. In accordance with its ordinary business practice, Par shall keep true and accurate records of gross sales of the Product, the items deducted from the gross amount in calculating the NSP, the NSP and the royalties payable to Elan under Clause 8. Par shall deliver to Elan a written statement ("the Statement") thereof within 28 days following the end of each calendar quarter, (or any part thereof in the first or last calendar quarter of this Agreement) for such calendar quarter. The Statement shall outline the calculation of the NSP from gross revenues during that calendar quarter, the applicable percentage rate, the units of Product sold, marketing, selling and distribution expenses allocated to the Product and a computation of the sums due to Elan. The Parties' financial officers shall agree upon the precise format of the Statement.

9.2. Any income or other taxes which Par is required by law to pay or withhold on behalf of Elan with respect to royalties and any other monies payable to Elan under this Agreement shall be deducted from the amount of such NSP payments, royalties and other monies due. Par shall furnish Elan with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by Elan. Par shall promptly provide Elan with a certificate or other documentary evidence to enable Elan to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by Par. The Parties will reasonably co-operate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable Par to make such payments to Elan without any deduction or withholding.

9.3. All payments due hereunder shall be made to the designated bank account of Elan in accordance with such timely written instructions as Elan shall from time to time provide.

9.4. If meetings of the Marketing Committee have ceased, and where Elan so requests, to supplement the information available to Elan at the meetings of the Parties pursuant to Clause 6. 1, Par shall provide Elan with quarterly sales reports outlining the status of the Product in the Territory, including a summary of the market share for each of the Product in their respective market segments.

9.5. For the 90 day period following the close of each calendar year of the Agreement, Elan and Par will, in the event that the other Party reasonably requests such access, provide each other's independent certified accountants (reasonably acceptable to the other Party) with access, during regular business hours and subject to the confidentiality provisions as contained in this Agreement, to such Party's books and records relating to the Product, solely for the purpose of verifying the accuracy and reasonable composition of the calculations hereunder for the calendar year then ended.

9.6. In the event of a discovery of a discrepancy which exceeds 5% of the amount due or charged by a Party for any period, the cost of such audit shall be borne by the audited Party; otherwise, such cost shall be borne by the auditing Party.

9.7. During normal business hours and provided reasonable notice has been furnished by Par, Elan shall make (and where relevant shall procure that Elan's subcontractor shall make) that portion of its manufacturing, testing or storage facility where Product is manufactured, tested or stored, including all record and reference samples relating to the Product available for inspection by Par's duly qualified employee or by the relevant governmental or regulatory authority. The investigation shall be limited to determining whether there is compliance with the Regulatory Filing, cGMP and other requirements of applicable law.

                      CLAUSE 10 - DURATION AND TERMINATION

10.1. This Agreement shall be deemed to have come into force on the Effective Date and, subject to the rights of termination outlined in this Clause 10 will expire on the 15th anniversary of the date of First Commercial Sale of the Product in the Territory.

10.2. In addition to the rights of termination provided for elsewhere in this Agreement, either Party will be entitled forthwith to terminate this Agreement by written notice to the other Party if;

         10.2.l. that other Party commits any material breach of any of the provisions of this Agreement, and in the case of a breach capable of remedy, fails to remedy the same within 60 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied; or

         10.2.2. that other Party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other Party under this Agreement); or

         10.2.3. an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other Party; or

         10.2.4. any proceedings are filed or commenced by that other Party under bankruptcy, insolvency or debtor relief laws or anything analogous to any of the foregoing under the laws of any jurisdiction occurs in relation to that other Party; or

         10.2.5. the other Party fails to promptly secure or renew any material license, registration, permit, authorization or approval for the conduct of its business in any manner contemplated by this Agreement or if any such material license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days; or

         10.2.6.  an  award  is  made  against  Elan  and/or  Par  in  a  patent
                  infringement   action   (which   is   not   appealed,   or  is
                  unsuccessfully appealed) so that further development or marketing of the Product is prohibited or becomes economically unviable to Elan and/or Par.

10.3. In further addition to the rights and termination provided for elsewhere in this Agreement, Elan shall be entitled to terminate the license granted to Par under this Agreement for the Territory in the event that:

         10.3.1. Par fails to effect the commercial launch of the Product required by Clause 6.7. in accordance with the provisions thereof or fails to place a firm order for Launch Stocks on or before the date required by Clause 7.5; or

         10.3.2. Par notifies Elan in writing that it does not wish to commercialize the Product in the Territory.

         10.3.3. a Technological Competitor of Elan or a company with a Competing Product acquires 20% or more of Par's voting stock or where 20% or more of such company's voting stock is acquired by Par; or

         10.3.4. the net price payable to Elan (that is the price of Product and the percentage of Profit) is less than Manufacturing Cost plus 15% for a period of one year; or

         10.3.5. if the innovator for such Product acquires more than 20% of Par's voting stock; or

         10.3.6. in the event that Par should market any Competing Product in the Territory during the term of this Agreement, Elan shall be entitled to terminate the Agreement.

10.4. In further addition to the rights and termination provided for elsewhere in this Agreement, Par shall be entitled to terminate the Agreement for the Territory in the event that: -

         10.4.1. Elan fails to file the Regulatory Filing for such Product within 2 years of the date of this Agreement or FDA Approval is not obtained within 30 months of the date of a Regulatory Filing, unless otherwise extended by the Parties in writing; or

         10.4.2. Elan has submitted fraudulent filings to the FDA or has failed to respond to FDA deficiency correspondence as requested by FDA in a timely manner; or

         10.4.3. the share of the Net Profits payable to Par is less than 15% of the Product Manufacturing Cost for the said Product for a period of one year.

10.5. Upon exercise of those rights of termination specified in this Clause 10 or elsewhere in this Agreement, this Agreement shall, subject to the provisions of the Agreement which survive the termination of the Agreement, automatically terminate forthwith and be of no further legal force or effect.

10.6. Upon termination of the Agreement by either Party, or upon termination by Elan of the license for the Product, the following shall be the consequences relating to the Product:

         10.6.l. any sums that were due from Par to Elan under the provisions of Clause 8 or otherwise howsoever prior to the exercise of the right to terminate this Agreement as set forth herein shall be paid in full within 30 days of termination of this Agreement and Elan shall not be liable to repay to Par any amount of money paid or payable by Par to Elan up to the date of the termination of this Agreement;

         10.6.2. all confidentiality provisions set out herein shall remain in full force and effect for a period of 5 years from the date of termination of this Agreement;

         10.6.3.  all   responsibilities   and   warranties   shall  insofar  as
                  appropriate remain in full force and effect;

         10.6.4. the rights of inspection and audit shall continue in force for the period referred to in the relevant provisions of this Agreement;

         10.6.5. Elan shall be entitled to research, develop and commercialize the Product for its own benefit in the Territory;

         10.6.6. Par shall have an ongoing right for a period of six (6) months to sell or otherwise dispose of the stock of any Product on hand as of the date of termination of the Agreement, which such sale shall be subject to Clause 8 and the other applicable terms of this Agreement.

10.7. Elan shall be entitled to use the Elan Know-How, and all technical and clinical data whether generated by Elan or Par pursuant to this Agreement in the Territory following termination of this Agreement.

                       CLAUSE 11 - WARRANTY AND INDEMNITY

11.1.    Elan represents and warrants as follows;

         11.1.1. Except as set forth in this Clause 11.1.1, that it has the sole, exclusive and unencumbered right to grant the licenses and rights herein granted to Par, and that it has not granted any option, license, right or interest in or to the Elan Know-How to any third party which would conflict with the rights granted by this Agreement. The execution of this Agreement and the full performance and enjoyment of the rights of Par under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between Elan and any third party;

         11.1.2. the Product supplied by Elan to Par under this Agreement will conform to the Product Specifications and regulations governing the conduct of clinical trials and stability requirements;

         11.1.3. the Product sold by Elan to Par pursuant hereto shall be of good, merchantable and usable quality, free of defects, and shall not be adulterated or misbranded within the meaning of the US Food, Drug and Cosmetics Act;

         11.1.4. Elan's manufacturing facilities conform in all material respects to applicable laws, regulations and approvals governing such facility and are adequate to produce the quantities of the Product contemplated hereby;

         11.1.5. to the best of Elan's knowledge, all bulk active ingredient used in the manufacture of the Product shall be manufactured at an FDA-approved manufacturing facility in accordance with cGMP and current Bulk Drug Substances Guidelines, and shall be in compliance with the applicable specifications under the bulk product monograph.

11.2.    Par represents and warrants as follows;

         11.2.1. Par represents and warrants that it has the sole, exclusive and unencumbered right to enter into this Agreement and that it has not granted any obligations to any third party which would conflict with the terms of this Agreement. The execution of this Agreement and the full performance and enjoyment of the rights of Elan under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between Par and any third party; and

         11.2.2. Par is cognizant in all material respects of all Applicable statutes, ordinances and regulations of the Territory with respect to the handling, packaging, storage, distribution, marketing and sale of the Product including, but not limited to, the U.S. Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder, including cGLP and cGMP and shall conduct such activities in a manner which complies with such statutes, ordinances, regulations and practices;

11.3.    Each of Elan and Par represents and warrants to the other that:

         11.3.l. it has such permits, licenses and authorizations of governmental or regulatory authorities as are necessary to own its respective properties, conduct its business and consummate the transactions contemplated hereby; and

         11.3.2. each of Elan and Par represents and warrants to the other that it is not currently debarred, suspended or otherwise excluded by any United States governmental agency from receiving Federal contracts.

11.4. Except as expressly stated in this Clause 11, all other warranties, conditions and representations, express or implied, statutory or otherwise, including a warranty as to the quality or fitness for any particular purpose of the Product are hereby excluded.

11.5.    Par represents and warrants that:

         11.5.1. the execution of this Agreement and the full performance of its obligations and rights under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between Par and any third party; and

         11.5.2. it acknowledges and agrees that it shall be a condition to the effectiveness of this Agreement that this Agreement does not require any filings under Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (16 C.F.R. 801.1 et seq.).

11.6.    Indemnification

         11.6.1. Elan shall indemnify and hold Par and its Affiliates harmless from and against any claim, action, suit, proceeding, loss, liability, damage or expense (including without limitation reasonable attorneys' fees) arising directly or indirectly as a result of Elan's negligent acts or omission or breach of its representations, warranties, covenants or other obligations hereunder; provided, however that Elan shall not be required to indemnify Par with respect to any claim, action, suit, proceeding, loss, liability, damage or expense to the extent arising from or related to Par's breach of its


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

                  representations, warranties, covenants or other obligations hereunder, or from information supplied by Par to Elan or contained in regulatory filings or correspondence prepared or delivered by Par.

         11.6.2. Par shall indemnify and hold Elan harmless from and against any claim, action, suit, proceeding, loss, liability, damage or expense (without limitation reasonable attorneys' fees) arising directly or indirectly as a result of Par's negligent acts or omission or breach of its representations, warranties, covenants or other obligations hereunder, provided; however that Par shall not be required to indemnify Elan with respect to any claim, action, suit, proceeding, loss, liability, damage or expense to the extent arising from or related to Elan's breach of its representations, warranties, covenants or other obligations hereunder, or from information supplied by Elan to Par or contained in regulatory filings or correspondence prepared or delivered by Elan.

11.7. With reference to Clause 2.2.4, Par shall indemnify and hold harmless Elan to the extent that any claims, damages, liabilities, claims, costs or expenses arise out of any such acts or omissions of any sub-licensee.

11.8. As a condition of obtaining an indemnity in the circumstances set out in Clauses 11.6 and/or 11.7, the Party seeking an indemnity shall:

         11.8.1. fully and promptly notify the other Party of any claim or proceedings, or threatened claim or proceedings, provided that failure to do so shall not release the indemnifying Party of its obligations under this Clause 11 except to the extent that it is actually prejudiced;

         11.8.2. permit the indemnifying Party to take full control of such claim or proceedings;

         11.8.3. assist in the investigation and defense of such claim or proceedings;

         11.8.4. neither the indemnifying Party or the Party to be indemnified shall compromise or otherwise settle any such claim or proceedings without the prior written consent of the other Party, which consent shall not be unreasonably withheld; and

         11.8.5. take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceedings.

11.9. This Clause 11 and the obligations contained herein shall survive termination of this Agreement, whether pursuant to Clause 10 hereof, by expiration of the Term, or otherwise.

11.10. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ELAN AND PAR SHALL NOT BE LIABLE TO THE OTHER BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF PROFITS OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF


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

         THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE EXCEPT FOR THIRD PARTY PRODUCT LIABILITY CLAIMS.

            CLAUSE 12 - ADVERSE EVENTS, CUSTOMER COMPLAINTS, PRODUCT
                              RECALLS AND INSURANCE

12.1. Par shall notify Elan promptly of any reports from third parties reported to Par involving any serious and unexpected adverse events resulting from the use of the Product in the Territory. Elan shall notify Par promptly of any reports from third parties reported to Elan involving any serious and unexpected adverse events resulting from the use of the Product outside of the Territory.

12.2. Par and Elan have established a procedure for formal adverse event handling and reporting as set out in Schedule 3. This procedure shall be reviewed by Elan and Par from time to time. It is envisaged that Par shall be responsible for furnishing post-marketing reports to Elan and where applicable, Elan will be responsible for furnishing such reports to the FDA. Par and Elan shall keep each other informed and shall copy the other Party with all communications with the FDA and other relevant regulatory agencies with respect to the Product.

12.3. Par and Elan will establish a procedure for complaint handling and reporting. It is envisaged that Par will have primary responsibility for addressing complaints, however Elan will provide support in addressing responses to technical queries as requested by Par. Par and Elan shall keep each other informed and copy the other party with all communications with the FDA and other relevant regulatory agencies with respect to the Product.

12.4. Subject to and without in any way limiting or altering Elan's statutory duties and obligations as the holder of the ANDA, Elan and Par shall consult when reviewing whether or not to perform a recall of Product and if so, the extent and method of such recall in the Territory.

12.5. In the event of any recall of the Product, as suggested or requested by any governmental authority:

         12.5.1.  Par shall perform the recall of the Product in the Territory;

         12.5.2. if the recall arises from Par's acts or omissions in the transportation, storage, distribution, marketing or sale of the Product, the recall costs shall be borne by Par;

         12.5.3. if the recall arises from Elan's acts or omissions in the manufacturing and packaging of the Product, the recall costs shall be borne by Elan. In such event, Elan shall be entitled but not obliged to take over and perform the recall of the Product and Par shall provide Elan at no cost with all such reasonable assistance as may be required by Elan; and

         12.5.4. if the recall arises from any other reason than set out above, the recall costs shall be borne by Elan and Par in proportion to the percentage of Profit allocated to the Parties for such Product.

12.6. Par and Elan shall each maintain in force, during the term of this Agreement, products liability insurance coverage in minimum limits of $10,000,000 and, upon request, each Party shall furnish to the other a Certificate of Insurance; provided, however to so request such Certificate shall not be deemed a waiver to the Party's obligations hereunder.

                      CLAUSE 13 - MISCELLANEOUS PROVISIONS

13.1.    SECRECY:

         13.1.1. Any information, whether written or oral (oral information shall be reduced to writing within one month by the Party giving the oral information and the written form shall be furnished to the other Party) pertaining to the Product that has been or will be communicated or delivered by Elan to Par, or by Par to Elan, including, without limitation, trade secrets, business methods, and cost, supplier, manufacturing and customer information, shall be treated by Par and Elan, respectively, as confidential information, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein; provided, however, that such confidential information shall not be subject to the restrictions and prohibitions set forth in this Clause to the extent that such confidential information:

                  13.1.1.1. is available to the public in public  literature  or otherwise, or after disclosure by one Party to the other becomes public knowledge through no default of the Party receiving such confidential information; or

                  13.1.1.2. was known to the Party  receiving such  confidential
                            information   prior   to   the   receipt   of   such
                            confidential information by such Party, whether received before or after the date of this Agreement; or

                  13.1.1.3. is obtained by the Party receiving such confidential information from a third party not subject to a requirement of confidentiality with respect to such confidential information; or

                  13.1.1.4. is required  to be  disclosed  pursuant  to: (A) any order of a court having jurisdiction and power to order such information to be released or made public; or (B) any lawful action of a governmental or regulatory agency provided that each Party shall notify the other in writing of any disclosure of information required under this sub-Clause prior to such disclosure, or

                  13.1.1.5. is  independently  discovered by the receiving Party without the aid or application of the confidential information.

         13.1.2.  Each  Party  shall  take  in  relation  to  the   confidential
                  information of the other Party all such precautions as it normally takes with its own confidential information to prevent any improper disclosure of such confidential information to any third party; provided, however, that such confidential information may be disclosed within the limits required to obtain any authorization from the applicable FDA or any governmental or regulatory agency or, with the prior written consent of the other Party, which shall not be unreasonably withheld, or as may otherwise be required in connection with the purposes of this Agreement.

         13.1.3. Each of the Parties agrees that it will not use, directly or indirectly, any know-how of the other Party, or other confidential information disclosed to it by the other Party or obtained by it from the other Party pursuant to this Agreement, other than as expressly provided herein.

         13.1.4. Neither Party will publicize the existence of this Agreement in any way without the prior written consent of the other Party subject to the disclosure requirements of applicable laws and regulations. In the event that either Party wishes to make an announcement concerning the Agreement, that Party will seek the consent of the other Party. The terms of any such announcement shall be agreed in good faith but in any event shall refer to the Product as having been developed and manufactured by Elan.

13.2.    ASSIGNMENTS/SUB-CONTRACTING:

         Neither Party shall be permitted to assign or sub-license any of its rights under this Agreement without the prior written consent of the other; provided that Elan and Par may assign this Agreement to an Affiliate without such consent provided that such assignment has no adverse tax consequences for the other Party (which shall not include consequences of an administrative nature only) and provided further that such assigning Party is not relieved of its obligations hereunder. Elan shall also have the right to subcontract all or any portion of the manufacturing or packaging of one or more of the Product to one or more third parties. Each Party shall be responsible for the acts and/or omissions of its respective Affiliates and subcontractors.

13.3.    PARTIES BOUND:

         This Agreement shall be binding upon and inure for the benefit of Parties hereto, their successors and permitted assigns.

13.4.    SEVERABILITY:

         If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

         13.4.1. such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree; and

         13.4.2. the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

13.5.    FORCE MAJEURE:

         Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a government authority, non-availability of raw materials, but any such delay or failure shall be remedied by such Party as soon as practicable.

13.6.    RELATIONSHIP OF THE PARTIES:

         Nothing contained in this Agreement is intended or is to be construed to constitute Elan and Par as partners or members of a joint venture or either Party as an employee of the other. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

13.7.    AMENDMENTS:

         No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by a duly authorized representative of both Parties.

13.8.    WAIVER:

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

13.9.    NO EFFECT ON OTHER AGREEMENTS:

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

13.10.   APPLICABLE LAW AND JURISDICTION:

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. For the purpose of this Agreement the Parties agree that any dispute shall be adjudicated upon and hereby submit to the jurisdiction of the United States District Court for the Southern District of the State of New York. Each Party consents to service of process pursuant to the notice provisions of this Agreement.

13.11.   NOTICE:

         13.11.1. Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied to:

                  Elan at

                  Elan Transdermal Technologies, Inc.
                  3250 Commerce Parkway
                  Miramar
                  Florida 33025
                  United States of America

                  Attention: Vice-President & General Counsel,
                  Elan Pharmaceutical Technologies
                  Telephone:  +l 954 430 3340
                  Telefax :+1954 430 3390

                  with a copy to

                  Lincoln House
                  Lincoln Place
                  Dublin 2
                  Ireland

                  Telephone:  +353 1709 4000
                  Telefax:  +353 1709 4124

                  Attention: Vice-President & General Counsel,
                  Elan Pharmaceutical Technologies

                  Par at

                  Par Pharmaceuticals
                  One Ram Ridge Road
                  Spring Valley, New York 10977

                  Attention: Office of the President
                  Fax: +1 845 425 7922

                  or to such other address(es) and telecopier numbers as may from time to time be notified by either Party to the other hereunder.

         13.11.2. Any notice sent by registered air mail shall be deemed to have been delivered within 7 working days after dispatch and any notice sent by telex or telecopy shall be deemed to have been delivered within 24 hours of the time of the dispatch. Notice of change of address shall be effective upon receipt.

13.12    SET-OFF

         Each of the Parties will be entitled but not obliged to set-off against any amount of money payable to it by the other Party hereunder, any amount of money payable by it to the other Party hereunder.



IN WITNESS of which the Parties have executed this Agreement.

Executed by PAR on April 26, 2001



By:  /s/ Kenneth I. Sawyer
     ---------------------------------

Name:  Kenneth I. Sawyer

Title:  Chairman & CEO



Executed by Elan on April 26, 2001



By:  /s/ Larry A. Stenson
     ---------------------------------

Name:  Larry Stenson

Title:  Director









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